UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 4, 2013, Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), and Allscripts Healthcare International Holdings, LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“AHIH” and, together with the Company, the “Buyers”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with dbMotion, Ltd., an Israeli company (“dbM”), the shareholders of dbM other than the Company and its affiliates (together with the holders of options to acquire shares of dbM, the “Sellers”) and Shareholder Representative Services LLC, a Colorado limited liability company, as representative of the Sellers, pursuant to which the Buyers acquired all of the issued and outstanding share capital of dbM for an aggregate purchase price of approximately $235 million (the “Purchase Price”), subject to certain adjustments set forth in the Purchase Agreement. The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) occurred simultaneously with the execution and delivery of the Purchase Agreement by the parties thereto.

Immediately prior to the Closing, the Company owned approximately 4.25% of the issued and outstanding share capital of dbM on a fully diluted basis. In addition, the Company has maintained an ongoing strategic relationship with dbM in connection with the development and sale of software solutions to hospitals, physicians and other participants in the healthcare industry.

The Purchase Price payable by the Buyers consisted of (a) approximately $139.8 million in cash payable to the Sellers at the Closing, (b) 3,823,453 shares of common stock, par value $0.01 per share, of the Company payable to the Sellers at the Closing and having an agreed upon value of approximately $47.9 million as of such time (the “Stock Consideration”), (c) approximately $24.2 million in deferred cash consideration payable to the Sellers on the 18-month anniversary of the Closing (the “Deferred Cash Consideration”), (d) approximately $6.7 million in deferred cash consideration payable to the Sellers in the form of a subordinated promissory note having a maturity of 18 months (the “Deferred Note Consideration”) and (e) approximately $7.5 million in deferred cash consideration payable to certain key employees of dbM on the 18-month anniversary of the Closing (the “Employee Holdback Amount”), which amounts reflect a proportionate reduction in the Purchase Price based on the ownership interests in dbM owned by the Company immediately prior to the Closing.

The receipt and disposition of the Stock Consideration by the Sellers is subject to customary “lock-up” restrictions whereby the Sellers may not sell or otherwise transfer such Stock Consideration for a period of 90 days after the Closing. On or prior to the expiration of this “lock-up” period, the Company is required to use reasonable best efforts to register the Stock Consideration under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3.

The Deferred Cash Consideration, the Deferred Note Consideration and the Employee Holdback amount each accrue interest at a rate equal to 10% per annum, subject to certain prepayment rights in favor of the Buyers.

A portion of the Deferred Cash Consideration equal to approximately 10% of the Purchase Price will be available for the Buyers to set off against in order to satisfy certain indemnification and other obligations of the Sellers described below.

Each Seller is required to jointly and severally indemnify the Buyers and their affiliates, subject to certain exceptions and limitations set forth in the Purchase Agreement, with respect to breaches of representations, warranties and covenants (up to the amount of the general setoff described above, after which point the indemnification obligations of the Sellers will be several but not joint). The representations and warranties set forth in the Purchase Agreement generally survive for 12 months after the Closing, with longer survival periods with respect to certain fundamental representations and warranties. The Sellers’ indemnification obligations are subject to a deductible of approximately $2.25 million with an indemnity cap of approximately $22.5 million. However, such deductible and cap do not apply with respect to breaches of the fundamental representations and warranties described above.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 5, 2013, the Company borrowed $130 million to fund the cash component of the Purchase Price under its senior secured revolving facility pursuant to the Company’s Credit Agreement, dated as of August 20, 2010, as Amended and Restated as of March 31, 2011 (the “Amended and Restated Credit Agreement”), as amended by the First Amendment to the Credit Agreement, dated as of February 19, 2013 (the “Amendment”). The Amended and Restated Credit Agreement is included as Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2011, and the Amendment is included as Exhibit 10.3 to the Company’s annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this report regarding the Stock Consideration is incorporated herein by reference. The issuance of such shares of common stock is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of March 4, 2013, among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare International Holdings, LLC, dbMotion, Ltd., the Sellers party thereto and Shareholder Representative Services LLC, as representative of the Sellers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: March 5, 2013	By:	/s/ Richard J. Poulton
Richard J. Poulton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of March 4, 2013, among Allscripts Healthcare Solutions, Inc., Allscripts Healthcare International Holdings, LLC, dbMotion, Ltd., the Sellers party thereto and Shareholder Representative Services LLC, as representative of the Sellers